UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced on a Form 8-K filed with the Securities and Exchange Commission on December 16, 2016, The Williams Companies, Inc. (the “Company”) stated that Robert S. Purgason, former Senior Vice President – Access, would retire from the Company effective January 31, 2017. On March 21, 2017, the Company and Mr. Purgason entered into a Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides that in exchange for a full release of claims against the Company Mr. Purgason will receive benefits equivalent to those he would receive under the Company’s Executive Severance Pay Plan as described in the Company’s February 24, 2017 Form 8-K, plus $1,150,000. In addition, Mr. Purgason will receive a fiscal 2016 annual incentive plan (“AIP”) award determined in accordance with the terms of the AIP. The foregoing description is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 attached hereto, and incorporated by reference in its entirety into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement and General Release entered into by and among Robert S. Purgason and The Williams Companies, Inc., dated March 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Sarah C. Miller
Name:	Sarah C. Miller
Title:	Senior Vice President & General Counsel

DATED: March 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release entered into by and among Robert S. Purgason and The Williams Companies, Inc., dated March 21, 2017.